UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2026

Cantaloupe, Inc.
(Exact name of Registrant as Specified in its Charter)

Pennsylvania	001-33365	23-2679963
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1743 Maplelawn Drive
Troy, Michigan 48084
(Address of principal executive offices and zip code)

(888) 365-7382
(Registrant’s telephone number, including area code)

101 Lindenwood Drive, Suite 405
Malvern, Pennsylvania 19355
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Introductory Note

On May 8, 2026 (the “Closing Date”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 15, 2025 (the “Merger Agreement”), by and among Cantaloupe, Inc., a Pennsylvania corporation (the “Company”), 365 Retail Markets, LLC, a Delaware limited liability company (“Parent”), Catalyst Holdco I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Holdco”), Catalyst Holdco II, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“Holdco II”), and Catalyst MergerSub Inc., a Delaware corporation and wholly-owned subsidiary of Holdco II (“Merger Subsidiary”), Merger Subsidiary merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned, indirect subsidiary of Parent (the “Surviving Corporation”). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Merger Agreement. The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2025 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Merger, the Company terminated and repaid in full all outstanding obligations due under the Second Amended and Restated Credit Agreement, dated as of January 31, 2025, by and among, inter alios, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2025 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note of this Current Report on Form 8-K, which is incorporated herein by reference, pursuant to the terms of the Merger Agreement, the Merger was completed on the Closing Date.

At the effective time of the Merger (the “Effective Time”), each share of common stock, without par value, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock owned by the Company or any subsidiary of the Company as treasury stock (including all shares of Series A Convertible Preferred Stock, without par value, of the Company (“Preferred Stock”) redeemed by the Company in accordance with the terms of the Merger Agreement) or owned by Parent, Holdco, Holdco II, Merger Subsidiary or any other subsidiary of Parent (which were canceled at the Effective Time for no consideration), and (ii) shares of Common Stock contributed to Parent, Holdco, Holdco II or Merger Subsidiary or an Affiliate of Parent, Holdco, Holdco II or Merger Subsidiary by certain shareholders of the Company prior to the Effective Time (“Rollover Shares”), which were subject to the treatment specified under the rollover agreement applicable to such Rollover Shares immediately prior to the Effective Time, and were canceled at the Effective Time for no consideration) were canceled and converted into the right to receive $11.20 in cash, without interest (such amount per share, the “Merger Consideration”).

At the Effective Time, (i) each Company RSU (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time became fully vested and free of restrictions and was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration, (ii) each Company PSU (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time which remained outstanding subject to vesting based on achieving certain performance metrics became vested with respect to that number of shares of Common Stock based on deemed achievement of the performance metrics at target performance, and was canceled and converted into the right to receive, with respect to each such vested share of Company Stock underlying such Company PSU, an amount in cash equal to the Merger Consideration, (iii) each Company Restricted Stock Award (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time became fully vested and free of restrictions and was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration, and (iv) each outstanding In-the-Money Option (as defined in the Merger Agreement) became fully vested and free of restrictions and was canceled in exchange for cash in an amount equal to (A) the total number of shares of Common Stock for which such In-the-Money Option was exercisable, multiplied by (B) the excess of the Merger Consideration over the per share exercise price of such In-the-Money Option, and each outstanding Out-of-the-Money Option (as defined in the Merger Agreement) was canceled without consideration.

In connection with the consummation of the Merger, and immediately prior to the Effective Time, pursuant to the terms of the Merger Agreement, the Company redeemed all shares of Preferred Stock issued and outstanding as of the Closing in exchange for an amount equal to the redemption price per share of Preferred Stock set forth in Section 4(C)(6) of the Company’s Amended and Restated Articles of Incorporation, which was equal to (i) $11.00, plus (ii) an amount equal to the accrued and unpaid dividends thereon to the Closing Date (the “Redemption”). The Company provided notice regarding the Redemption to holders of Preferred Stock in its Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 24, 2025, and in an additional notice sent to holders of Preferred Stock on May 1, 2026, a copy of which is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2026.

The foregoing descriptions of the Merger, the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 16, 2025.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, on May 8, 2026, in connection with the closing of the Merger, the Company notified The NASDAQ Stock Market LLC (“Nasdaq”) that (i) the Certificate of Merger relating to the Merger had been filed with the Secretary of State of the State of Delaware, (ii) the Statement of Merger relating to the Merger had been filed with the Department of State of the Commonwealth of Pennsylvania and (iii) the Merger had been consummated and requested that Nasdaq suspend trading of the Common Stock and delist the Common Stock prior to the opening of trading on the Closing Date. The Company also requested that Nasdaq file a notification of removal from listing on Form 25 with the SEC to effect the delisting of the Common Stock from Nasdaq and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of the Common Stock from Nasdaq will be effective ten days after filing of the Form 25. The Company intends to file with the SEC a Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Securityholders.

As a result of the Merger, at the Effective Time, holders of Common Stock, as of immediately prior to the consummation of the Merger, ceased to have any rights as shareholders of the Company, other than their rights, if any such rights exist, to receive the Merger Consideration in accordance with the Merger Agreement.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, upon completion of the Merger, the Company became a wholly-owned, indirect subsidiary of Parent and, accordingly, a change of control of the Company occurred.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, and as of the Effective Time, pursuant to the terms of the Merger Agreement, Lisa P. Baird, Douglas G. Bergeron, Ian Harris, Jacob Lamm, Michael K. Passilla, Ellen Richey, Anne M. Smalling, Ravi Venkatesan and Shannon S. Warren, each a director of the Company as of immediately prior to the Effective Time, resigned from the board of directors of the Company (including from all committees thereof). Effective as of the Effective Time, Jeffrey Dumbrell, Joseph Hessling, Mollie Krupp, Scott Stewart and Brittany Westerman were appointed as directors of the Surviving Corporation.

At the Effective Time, pursuant to the terms of the Merger Agreement, each officer of the Company ceased to be an officer of the Surviving Corporation. Effective as of the Effective Time, Joseph Hessling and Brittany Westerman were appointed as officers of the Surviving Corporation.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of June 15, 2025, by and among Cantaloupe, Inc., 365 Retail Markets, LLC, Catalyst Holdco I, Inc., Catalyst Holdco II, Inc. and Catalyst MergerSub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 16, 2025).

10.1*
Second Amended and Restated Credit Agreement, dated as of January 31, 2025, by and among, inter alios, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 5, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*      Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cantaloupe, Inc.

	By:	/s/ Joseph Hessling
		Name:	Joseph Hessling
Date: May 8, 2026		Title:	Chief Executive Officer, President & Treasurer